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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008

ACTIVISION, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15839 (Commission File Number)	95-4803544 (IRS Employer Identification No.)
3100 Ocean Park Boulevard Santa Monica, CA (Address of principal executive offices)		90405 (Zip Code)

Registrant's telephone number, including area code: (310) 255-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        As previously disclosed, on December 1, 2007, Activision, Inc. (the "Company"), Sego Merger Corporation, Vivendi S.A. ("Vivendi"), VGAC LLC, and Vivendi Games, Inc. ("Vivendi Games") entered into a Business Combination Agreement (the "BCA"), pursuant to which the Company and Vivendi will combine the respective businesses of the Company and Vivendi Games, a subsidiary of Vivendi. Pursuant to the terms of the BCA, the Company is obligated to obtain one or more new credit facilities from either third party lenders or from Vivendi.

        On April 29, 2008, the Company, acting on behalf of Activision Blizzard, Inc. ("Activision Blizzard"), entered into a senior unsecured credit agreement (the "Credit Agreement") with Vivendi. Borrowings under the Credit Agreement cannot be effected until the consummation of the transactions contemplated by the BCA (the "Transactions"). As previously disclosed, after the closing of the Transactions, among other things, the Company's name will be changed to Activision Blizzard.

        After the closing of the Transactions, the Credit Agreement will provide Activision Blizzard with (i) a term loan credit facility (the "Tranche A Facility") in an aggregate amount of up to $400.0 million to be applied to fund that portion of the post-closing tender offer consideration in excess of $3.628 billion as set forth in the BCA, (ii) a term loan credit facility (the "Tranche B Facility") in an aggregate amount of up to $150.0 million to be applied to repay certain indebtedness of Vivendi Games after the closing in accordance with the terms of the BCA, and (iii) a revolving credit facility (the "Revolving Facility," and collectively with the Tranche A Facility and the Tranche B Facility, the "New Credit Facilities") in an aggregate amount of up to $475.0 million to be used after the closing of the Transactions for general corporate purposes. In the event the BCA terminates prior to the closing of the Transactions, the New Credit Facilities will terminate effective on the same date.

        Subject to execution of customary closing documentation, the Tranche A Facility will be funded after the end of the tender offer period, in a single borrowing that is limited to the amount, if any, of the aggregate consideration to be paid in respect of the post-closing tender offer in excess of $3.628 billion. The Tranche B Facility will be funded after the consummation of the Transactions. Borrowings under the Revolving Facility will be subject to the foregoing conditions and other customary conditions, such as the truth of representations and warranties and the absence of default.

        Borrowings under each of the New Credit Facilities will bear interest by reference to the "LIBOR" (and under limited circumstances, at Vivendi's election, a "Base Rate"). The applicable margin with respect to loans bearing interest with reference to the LIBOR will be (i) 0.85% per annum for loans under the Tranche A Facility and (ii) 1.20% per annum for loans under the Tranche B Facility and the Revolving Facility, respectively. The applicable margin with respect to loans bearing interest with reference to the Base Rate, if any, will be 1.0% lower than the margin applicable to LIBOR borrowings.

        Any unused amounts under the Revolving Facility will be subject to a commitment fee of 0.42% per annum accruing from and after the closing of the Transactions.

        The Tranche A Facility is payable in full on March 31, 2010. The Tranche B Facility and the Revolving Facility will terminate and be payable in full on March 31, 2011.

        The loans under each of the New Credit Facilities may be prepaid in full or in part at any time, without premium or penalty (subject to customary breakage costs for loans bearing interest by reference to LIBOR), at Activision Blizzard's option.

        The loans under each of the New Credit Facilities are subject to mandatory prepayment in an amount of 100% of the proceeds from (i) asset sales in excess of $30.0 million in the aggregate (subject to customary reinvestment rights) and (ii) issuance of equity (subject to exceptions for issuance of stock

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to employees and issuances the proceeds of which are used to fund permitted acquisitions, investments and/or capital expenditures).

        The New Credit Facilities are subject to customary negative covenants, in each case subject to certain exceptions, qualifications and baskets, including limitations on: indebtedness; liens; investments, mergers, consolidations and acquisitions; transactions with affiliates; issuance of preferred stock by subsidiaries; sale and leaseback transactions, restricted payments and certain restrictions with respect to subsidiaries. The limitation on indebtedness provides that Activision Blizzard and its subsidiaries cannot incur consolidated indebtedness, net of unrestricted cash, in excess of $1.5 billion, and that no additional indebtedness may be incurred as long as the ratio of Activision Blizzard's consolidated indebtedness (including the indebtedness to be incurred) minus the amount of unrestricted cash to Activision Blizzard's consolidated earnings before interest, taxes, depreciation and amortization for its most recently ended four quarters would be greater than 1.50 to 1.0. This limitation does not, however, affect Activision Blizzard's ability to borrow under the New Credit Facilities or to incur certain types of limited debt.

        The New Credit Facilities also impose a requirement on Activision Blizzard that the ratio of (i) consolidated indebtedness (net of certain cash) to (ii) the sum of its shareholder's equity plus consolidated indebtedness (net of certain cash) not exceed 20.0% at any time.

        Events of default under the New Credit Facilities include nonpayment, breaches of representations, warranties or covenants, cross-defaults, bankruptcy or insolvency events, and failures to satisfy material judgments, in most events subject to materiality levels, grace periods and other customary exceptions.

        A copy of the Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Cautionary Note Regarding Forward-looking Statements

        Information in these materials that involves expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties. Activision generally uses words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "future," "intend," "may," "outlook," "plan," "positioned," "potential," "project," "remain," "scheduled," "set to," "subject to," "to be," "upcoming," "will" and other similar expressions to help identify forward-looking statements. These forward-looking statements are subject to business and economic risk, reflect management's current expectations, estimates and projections about our business, and are inherently uncertain and difficult to predict. Activision's actual results could differ materially.

        Factors that could cause actual future results to differ materially from those expressed in the forward-looking statements set forth in these materials include, but are not limited to, the timing and successful completion of the transactions described in these materials (including the timing and receipt of stockholder approval and the satisfaction of other closing conditions), the combined company's success in executing planned strategies and achieving assumed synergies and cost savings, sales of each company's titles, shifts in consumer spending trends, the seasonal and cyclical nature of the interactive game market, the ability of the combined company to predict consumer preferences among competing hardware platforms (including next-generation hardware), declines in software pricing, product returns and price protection, product delays, retail acceptance of the combined company's products, adoption rate and availability of new hardware and related software, industry competition, rapid changes in

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technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, customers, vendors and third-party developers, international economic and political conditions, integration of recent acquisitions and identification of suitable future acquisition opportunities, and foreign exchange rate changes.

        The forward-looking statements contained in these materials speak only as of the date on which they were made, and Activision disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof. Forward-looking statements believed to be true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the companies' control and may cause actual results to differ materially from current expectations.

        THE TENDER OFFER REFERRED TO IN THIS CURRENT REPORT ON FORM 8-K HAS NOT YET COMMENCED. THE DESCRIPTION CONTAINED HEREIN IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY SHARES OF ACTIVISION'S COMMON STOCK WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT ACTIVISION INTENDS TO FILE WITH THE SEC. ONCE FILED, ACTIVISION STOCKHOLDERS SHOULD READ THESE MATERIALS CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. ONCE FILED, ACTIVISION STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE OFFER FREE OF CHARGE AT THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV, OR FROM THE INFORMATION AGENT NAMED IN THE TENDER OFFER MATERIALS.

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Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits:

Exhibit No.	Description
10.1	Credit Agreement, dated as of April 29, 2008, by and among Activision Blizzard, Inc. and Vivendi S.A.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACTIVISION, INC.

Date: April 30, 2008	By:	/s/ THOMAS TIPPL Thomas Tippl Chief Financial Officer of Activision Publishing, Inc. (Principal Financial and Accounting Officer of Activision, Inc.)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of April 29, 2008, by and among Activision Blizzard, Inc. and Vivendi S.A.

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SIGNATURES
EXHIBIT INDEX